DF Growth REIT

Fund Focus: Multifamily Value Add
Investment Goal: Growth
Timing: 5-7 Years

DIVERSYFUND





Azul
Stuart, FL

Strategy	Investment Size	SqFt	Units
Opportunistic	$21, 265,970	10.0M	49

Contributed
$7,000.32 74%

Return on Capital (ROC)
$10,000 40%

Avalon II
285 units FMV: $47,869,563

Onyx on Park
61 units FMV: $43,100,000

Avalon I
145 units FMV: $22,969,900

DIVERSYFUND

Fund Overview

- ✔ You indirectly own a share of each apartment building in the portfolio
- ✔ Growth oriented investment
- ✔ Increase value: “Value Add” process plus market appreciation
- ✔ Renovate buildings to increase rents and building’s value

5-7 Year Target

- Long term investment with no early redemptions
- Starting in 2025, subject to market conditions, REIT will begin selling off its apartment buildings
- Then each time a building sells, you will receive a distribution
- We will wait for market to recover before selling to maximize your potential profits



What is

Your Current REIT Share Value?

The Value of Your REIT Investment Is:

Dividends PLUS any Appreciation in the Portfolio Value
NOTE - The Appreciation is "To Be Determined"
We expect MOST of the Value will come from Appreciation

Web Portal

Does NOT include future Appreciation
Portal ONLY shows Dividends



Portal Dashboard


Total Portfolio
$1,151,635.
Invested
Total investing value $1,000,000.00
Dividends reinvested $151,635.98
Holding $0.00
Cash available $70,249.79
Your Investments
Growth REIT $1,151,635.98
% of total portfolio 115%
Dividends earned $151,635.98

- ✔ Website portal ONLY reports your initial investment value and actual dividends (both reinvested and cash)
- ✔ The portal does NOT show any expected INCREASE in Value from asset appreciation
- ✔ Any appreciation in value in your REIT investment will not be determined until the REIT begins to sell off its properties and distribute
- ✔ We expect that most of your value increase will come from this “To Be Determined” appreciation amount
  - ✔ **Final value = Initial Investment + Dividends + Any Value Increase from Appreciation (TBD)**

- This investor invested $1 million into the REIT
- The $1.15M only shows his value if you add his reinvested dividends
- The $1.15M does NOT show any expected increase in value from the properties appreciating in the REIT

REIT I Portfolio Overview*


Azul Luxury Residences


The France on Frazier Creek


Cobble Hill


Mission Villas


Avalon at North Charleston


The Independent

*Select Representative Properties

Azul Luxury Residences



Units	49
Location	Stuart, Florida
Acquired	January 2021
Year Built	2019
Occupancy	100%

SEC.gov Value Add Growth REIT IV

DIVERSYFUND

The France Apartments



Units	30
Location	Stuart, Florida
Acquired	December 2020
Year Built	1925
Occupancy	93%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors.

Avalon I Apartments



Units	145
Location	N. Charleston, South Carolina
Acquired	August 2021
Year Built	2002
Occupancy	89%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors.

DIVERSYFUND

Avalon II Apartments



Units	285
Location	N. Charleston, South Carolina
Acquired	December 2021
Year Built	2009
Occupancy	92%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors.

Mission Villas Apartments



Units	176
Location	San Antonio, Texas
Acquired	September 2021
Year Built	1965
Occupancy	80%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors.

The Independent Apartments



Units	61
Location	Sand City, California
Acquired	March 2023
Year Built	2008
Occupancy	98%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors.

DIVERSYFUND

Village Creek Apartments



Units	184
Location	Fort Worth, Texas
Acquired	November 2022
Year Built	1970
Occupancy	70%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors. This investment property is sponsored by a third party and DiversyFund, Inc. maintains certain co-management rights.

DIVERSYFUND

Cobble Hill Apartments



Units	136
Location	Fort Worth, Texas
Acquired	August 2022
Year Built	1984
Occupancy	91%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors. This investment property is sponsored by a third party and DiversyFund, Inc. maintains certain co-management rights.

Durant Student Housing



Units	19
Location	Berkeley, California
Acquired	June 2022
Year Built	1910
Occupancy	95%

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors. This investment property is sponsored by a third party and DiversyFund, Inc. maintains certain co-management rights.

DIVERSYFUND

Swaying Oaks Apartments



Units	64
Location	San Antonio, Texas
Acquired	March 2022
Year Built	2017
Occupancy	97%

*Select Representative Properties. Occupancy rate as of 6/30/23. Certain investment properties may be part owned by affiliated or third party co-investors. This investment property is sponsored by a third party and DiversyFund, Inc. maintains certain co-management rights.

DIVERSYFUND

Park Blvd Apartments (New Construction)



Units	61
Location	San Diego, CA
Est. Completion	December 2024
Start Date	September 2022
Occupancy	Under Construction

*Select Representative Properties. Occupancy rate as of 12/31/23. Certain investment properties may be part owned by affiliated or third party co-investors. This investment property is sponsored by a third party and DiversyFund, Inc. maintains certain co-management rights.

DIVERSYFUND

Latest Fund Offering

NEW

Multifamily Fund



This fund targets undervalued apartment buildings where the seller is distressed or value can be created in strong markets. With one investment, investors own a share of multiple properties for diversification. An experienced team professionally manages the fund, driving returns through strategic acquisitions, renovations, and improved property management. The fund aims to generate appreciation over a 4-6 year hold.

Accepting investments	$500-$1M
Target # of Properties	12-15
Hold period	4-6 years
Property Type	Multifamily

Overview

- Auto Invest is Back!
- Opportune time to invest in multifamily while rates are still high and market pricing is still soft

This report does not constitute an offer to sell or solicitation of an offer to buy securities. An offering can only be made pursuant to the delivery of an offering circular or private placement memorandum and receipt of investor documentation. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS and an investor could lose some or all of its investment. For more information: SEC.gov Value Add Growth REIT IV

Email with any questions

CustomerRelations@diversyfund.com

- **The information in this report is confidential and submitted for the general information of shareholders** of the REIT. It may not be disclosed, reproduced or shared with any other person.
- **This report does not constitute an offer to sell or solicitation of an offer to buy securities.** An offering can only be made pursuant to the delivery of an offering circular or private placement memorandum and receipt of investor documentation. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS and an investor could lose some or all of its investment.
- **There is no assurance that any securities referred to in this report will ever be publicly tradable nor that an investor will receive a return on or of any part of its investment.** Investors could lose some or all of their investment.
- **Any distributions to investors are made net of payment of fees and expenses and, after distribution to investors of their preferred return, net of payment of the sponsor's promoted interest.** For an explanation of these fees and of the sponsor's promoted interest, see the original offering prospectus or the Fund's annual reports filed with the SEC: SEC.gov | DF Growth REIT, LLC
- **This presentation may contain forward looking information that relates to future events or future predictions, including events or predictions relating to future financial performance.** Forward-looking statements are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors, many of which are beyond the company's control, that could cause actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Market, financial and other forward-looking information in this presentation is based on historical performance and on expectations and assumptions we believe are reasonable but that may or may not prove to be correct. There can be no assurance that our views are accurate or that our estimates will be realized, and nothing contained herein is, or should be relied on as, a promise of the future performance or condition of the company. Financial projections are hypothetical, are not based on actual investment results and are presented solely for the purpose of providing insight into the Company's goals and objectives. There can be no assurance that any of these goals and objectives will be met. You should not place undue reliance on forward-looking statements and no responsibility is accepted by the Company or any of its directors, officers, employees, agents or advisers or any other person in respect thereof. The Company does not undertake to publicly update or revise any forward-looking statements that may be made herein, whether as a result of new information, future events or otherwise.
- **For more information about the REIT,** see materials filed by the REIT with the SEC, including the REIT's annual and semi-annual reports and offering prospectus which include information regarding the REIT's risks, objectives, fees and expenses, experience of its management and other information: SEC.gov | DF Growth REIT, LLC